February 27,2008




Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Dear Sirs/Madams:


We have read Item 4.01 of Aquacell Technologies, Inc.'s Form 8-K dated February 25, 2008, and have the following comments:

     1.   We agree with the statements made in paragraphs (a)(i), (a)(ii), and
          (a)(iv).

     2. We have no basis on which to agree or disagree with the statements made in paragraphs (a)(iii) or (b).


Yours truly,

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP